UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 5, 2023
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GoHealth, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-39390	85-0563805
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

214 West Huron St.		60654
Chicago,	Illinois
(Address of principal executive offices)		(Zip Code)
(312) 386-8200
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	GOCO	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2023, the Board of Directors (the “Board”) of the Company appointed Karolina Hilu as a Class III director. Ms. Hilu currently serves as an independent director and advisor to several high-growth public and private health tech companies, including HealthJoy. She was previously founding Chief Executive Officer of Emsana Health, a value-based purchasing start-up, as well as Chief Strategy Officer of Crossover Health, a pioneer in the tech-enabled direct primary care. She started her career in corporate strategy at The Advisory Board Company and in healthcare investing at HLM Venture Partners and Merrill Lynch. Ms. Hilu earned a bachelor’s degree from Harvard University and an MD and an MBA in Finance and Accounting from The University of Chicago.

Ms. Hilu will serve with a term expiring at the Company’s annual meeting of stockholders to be held in 2023, and until her successor is duly elected and qualified or her earlier death, disqualification, resignation or removal. Ms. Hilu was appointed to the Board as the “independent” designee of NVX Holdings, Inc. pursuant to the terms of the Stockholders Agreement dated July 15, 2020, by and among the Company and the persons and entities listed on the schedules attached thereto. Ms. Hilu was not appointed to any committee of the Board at the time of her election.

As a non-employee director and pursuant to the Company’s Non-Employee Director Compensation Policy, Ms. Hilu will receive an annual retainer of $150,000 for service on the Board, and an annual award of restricted stock units that have an aggregate fair value on the date of grant of $150,000, which shall vest and become exercisable in four equal installments on the first four quarterly anniversaries of the date of grant, subject to Ms. Hilu’s continued service on the Board through the applicable vesting date. The above annual retainer and award of restricted stock units will be pro-rated for Ms. Hilu’s partial year of service, calculated based on the date of appointment and continuing until the one-year anniversary of the immediately previous annual meeting. In connection with her appointment, the Company and Ms. Hilu have entered into the Company’s standard indemnification agreement for directors. There are no transactions between the Company and Ms. Hilu that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOHEALTH, INC.

Date:	January 9, 2023	By:	/s/ Brian Farley
Brian Farley Chief Legal Officer and Secretary